Exhibit 31.2

CERTIFICATIONS

I, Darin Fielding, certify that:

1.	I have reviewed this report on Form 10-K of American Rebel Holdings, Inc. (the “Company”) for the year ended December 31, 2025;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 27, 2026

By:	/s/ Darin Fielding
Darin Fielding
Interim Principal Accounting Officer